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                                                                    EXHIBIT 16.1

G. Brad Beckstead
-----------------
Certified Public Accountant

                                                         330 E. Warm Springs Rd.
                                                             Las Vegas, NV 89119
                                                                    702.528.1984
                                                               425.928.2877 efax




October 12, 2000

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

I was previously principal accountant for Insynq, Inc. (the "Company") and reported on the financial statements of the Company for the years ended May 31, 2000 and 1999. Effective October 11, 2000, my appointment as principal accountant was terminated. I have read the Company's statements included under
Item 4 of its Form 8-K dated October 11, 2000, and I agree with such statements, except that I am not in a position to agree or disagree with the Company's statement that the change was approved by the Board of Directors or that Grant Thornton LLP was not engaged regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2).

Very truly yours,

/s/ G. BRAD BECKSTEAD

G. Brad Beckstead